Exhibit 10.1
LTIP CLASS B UNIT VESTING AGREEMENT

Under the Pebblebrook Hotel Trust
2009 Equity Incentive Plan, as amended and restated
(Officers and Employees)

Name of Grantee:	(the “Grantee”)
No. of LTIP Units:
Grant Date:
Final Acceptance Date:

    Pursuant to the Pebblebrook Hotel Trust 2009 Equity Incentive Plan, as amended and restated (the “Plan”), and the Second Amended and Restated Agreement of Limited Partnership, dated December 13, 2013, as amended (the “Partnership Agreement”), of Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Partnership”), Pebblebrook Hotel Trust, a Maryland real estate investment trust and the general partner of the Partnership (the “Company”), and for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (as defined in the Plan) (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, a number of LTIP Class B Units (as defined in the Partnership Agreement) specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. Upon acceptance of this LTIP Class B Unit Vesting Agreement (this “Agreement”), the Grantee shall receive, effective as of the Grant Date, the number of LTIP Class B Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement.

    1.    Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Partnership a copy of this Agreement. Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Class B Units so accepted, effective as of the Grant Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Class B Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

    2.    Restrictions and Conditions.

        (a)    The records of the Partnership evidencing the LTIP Class B Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Class B Units are subject to restrictions as set forth herein and in the Partnership Agreement.

        (b)    LTIP Class B Units granted herein may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting.

        (c)    Subject to the provisions of Section 4, any LTIP Class B Units subject to this Award that have not become vested on or before the date that the Grantee’s employment with the Company and its Affiliates terminates shall be forfeited as of the date that such employment terminates.

    3.    Vesting of LTIP Class B Units. The restrictions and conditions in Section 2 of this Agreement shall lapse with respect to the numbers of LTIP Class B Units specified below on the Vesting Dates specified below, so long as the Grantee remains an employee of the Company or an Affiliate (as defined in the Plan) from the Grant Date until the applicable Vesting Date.

Number of LTIP Class B Units	Vesting Date
January 1, 2025
January 1, 2026
January 1, 2027

    Subsequent to each Vesting Date, the LTIP Class B Units on which all restrictions and conditions have lapsed shall no longer be deemed restricted.

    4.    Acceleration of Vesting in Special Circumstances. All restrictions on all LTIP Class B Units subject to this Award shall be deemed waived by the Committee (as defined in the Plan) and all LTIP Class B Units granted hereby shall automatically become fully vested on the date specified below if the Grantee remains in the continuous employ of the Company or an Affiliate from the Grant Date until such date:

        (a)    the date that the Grantee’s employment with the Company and its Affiliates ends on account of the Grantee’s termination of employment by the Company without Cause (as defined below);

        (b)    the date that the Grantee’s employment with the Company and its Affiliates ends on account of the Grantee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”));

        (c)    a Control Change Date (as defined in the Plan);

        (d)    the date of the acquittal described below, if the Grantee’s employment with the Company and its Affiliates was ended on account of the Grantee’s termination of employment by the Company for Cause (as defined below) solely on the basis of the Grantee having been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof and the Grantee is subsequently acquitted of the act or acts referred to in such charge; i.e., to the effect that the Grantee shall be deemed for purposes of this Agreement to have been terminated without Cause if the Grantee is subsequently acquitted of a felony charge following termination of employment based on that charge notwithstanding that the LTIP Class B Units may have been previously forfeited due to the termination of the Grantee’s employment for Cause based on such charge; or

        (e)    the date that the Grantee’s employment with the Company and its Affiliates ends on account of the Grantee’s termination of employment by the Grantee for Good Reason (as defined in, and in accordance with the terms of, that certain Change-in-Control Severance Agreement entered into as of [___________, 20__] by and between the Company and the Grantee).

        (f)    the date of that the Grantee’s employment by the Company and its Affiliates ends on account of a termination of the Grantee’s employment by the Grantee due to the Grantee’s Retirement. For this purpose, a termination of the Grantee’s employment shall constitute a “Retirement” if the Grantee terminates employment after satisfying all of the following: (i) the Grantee has attained at least 55 years of age; (ii) the Grantee has attained at least seven years of continuous employment with the Company or its Affiliates; (iii) the Grantee’s age set forth in subsection (c)(i), combined with the Grantee’s years of continuous employment in subsection (c)(ii), must equal or exceed 70; (iv) the Grantee has provided the [Company/CEO/Board] with at least 274 days’ advance written notice of his or her intent to retire (with such notice containing his or her last day of employment) and the Grantee remains in good standing with the Company (as determined by the Company) throughout such notice period; and (v) the Grantee has timely filed the Restrictive Covenants Agreement, substantially in the form attached hereto as Exhibit A.

    For purposes of the Award, the term “Cause” means that the Board concludes, in good faith and after reasonable investigation, that (i) the Grantee has been charged by the United States or a State or political subdivision thereof with conduct which is a felony under the laws of the United States or any State or political subdivision thereof; (ii) the Grantee engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Grantee breached the Grantee’s obligations or covenants under Section 4 of the Grantee’s Change in Control Severance Agreement in any material respect; or (iv) the Grantee materially failed to follow a proper directive of the Board within the scope of the Grantee’s duties (which shall be capable of being performed by the Grantee with reasonable effort) after written notice from the Board specifying the performance required and the Grantee’s failure to perform within thirty days after such notice. No act or failure to act on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or if the result thereof would be unethical or illegal.

    5.    Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding common shares are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board of Trustees of the Company, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding LTIP Class B Units subject to this Award: (i) provide that such LTIP Class B Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Class B Unitholders (as defined in the Partnership Agreement) of not less than 30 days, provide that such LTIP Class B Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:

        (a)    if all LTIP Class B Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined and in accordance with the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, (A) in consideration for the Common Units into which the Grantee’s LTIP Class B Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, or (B) the kind and amount of consideration payable to holders of the number of common shares into which such Common Units could be exchanged (including the right to make elections as to the type of consideration), then Merger-Related Action of the kind specified in (i) or (ii) of the first paragraph of Section 5 above shall be permitted and available to the Company and the Acquiror;

        (b)    if some or all of the LTIP Class B Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in clause (i) of this Section 5 above must be taken by the Acquiror with respect to all LTIP Class B Units subject to this Award which are not so convertible at the time, whereby all such LTIP Class B Units covered by this Award shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Class B Units or any securities to be substituted for such LTIP Class B Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the LTIP Class B Unitholders; and

        (c)    if some or all of the LTIP Class B Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Class B Units in accordance with Section 5(b), then Merger-Related Action of the kind specified in clause (ii) of this Section 5 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Class B Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the LTIP Class B Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of common shares into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.

    6.    Distributions. Distributions on the LTIP Class B Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan.

    7.    Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

    8.    Covenants. The Grantee hereby covenants as follows:

        (a)    So long as the Grantee holds any LTIP Class B Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Class B Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

        (b)    [reserved]

        (c)    The Grantee hereby agrees that it does not have the current intention to dispose of the LTIP Class B Units subject to this Award within two years of receipt of such LTIP Class B Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Class B Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Class B Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Class B Units.

        (d)    The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Class B Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

        (e)    The Grantee hereby recognizes that the federal tax consequences of owning and disposing of LTIP Class B Units could change in the future, either as a result of statutory changes or enactments or by regulation or administrative action or interpretations.

    9.    Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.

    10.    Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Article XV thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Class B Units covered by this Award in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandi, to amendments, discontinuance or cancellation pursuant to this Section 10 or the Plan.

    11.    No Obligation to Continue Employment. Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the employment of the Grantee at any time.

    12.    Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

    13.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the District of Delaware. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the District of Delaware.

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    The foregoing LTIP Class B Unit Vesting Agreement is hereby agreed to by the Company, the Partnership and the Grantee on the date shown below.

Date:	PEBBLEBROOK HOTEL TRUST
a Maryland real estate investment trust

By:
Name:
Title:

PEBBLEBROOK HOTEL, L.P.
a Delaware limited partnership

		By:	PEBBLEBROOK HOTEL TRUST
general partner

By:
Name:
Title:

Grantee

Grantee's name and address: